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                                                                    EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of November 29, 2000 by Timeline, Inc., a Washington corporation ("Buyer"), and Oralis.com, Inc., a Delaware corporation ("Seller").

                                    RECITALS

        Seller desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of WorkWise Software, Inc., a Delaware corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

        The parties, intending to be legally bound, agree as follows:

        1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

        "Applicable Contract" -- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is, or may become bound.

        "Best Efforts" -- the commercially reasonable efforts that a prudent "Person" desirous of achieving a result would use in similar circumstances to endeavor to ensure that such result is achieved as expeditiously as possible.

        "Breach" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

        "Business" -- development and manufacturing of software to deliver alerting capability for ODBC and OLE DB -- compliant databases and applications.

        "Buyer Common Stock" the common stock of Buyer.

        "Closing Date" -- the date and time as of which the Closing actually takes place.

        "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

        "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including (a) the sale of the Shares by Seller to Buyer, (b) the execution, delivery, and performance of the Noncompetition Agreements, and the Seller Releases (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement, and (d) Buyer's acquisition and ownership of the Shares.

        "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

        "Disclosure Letter" -- the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.


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        "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

        "Exchange Act" -- the Securities Exchange Act of 1934, as amended.

        "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "Governmental Body" -- any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (d) multi-national organization or body, or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "IRC" or "Code" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

        "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

        "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation consistent with such individual's position with a specified party concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, executive, officer, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

        "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty normally applicable to the Company or the Business.

        "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

        "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, and (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

        "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (c) any amendment to any of the foregoing.

        "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

        "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.


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        "Prospectus" -- the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

        "Registrable Shares" -- the shares of Buyer Common Stock issued to Seller pursuant to this Agreement, until in the case of any such share (i) it has been disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) it has been transferred pursuant to any available exemption under the Securities Act (other than pursuant to "Section 4(1-1/2)"), (iii) it may be transferred by a holder without registration pursuant to Rule 144 under the Securities Act or any successor rule without regard to the volume limitations contained in such rule, or (iv) it has ceased to be outstanding.

        "Registration Statement" -- any registration statement of Buyer (on any form which the Buyer shall deem appropriate) that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference into such registration statement.

        "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

        "SEC" -- the Securities and Exchange Commission.

        "Securities Act" -- the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to the Act or any successor law.

        "Shares" -- 100 shares of the Company, which is 100% of the issued and outstanding shares of stock of the Company.

        "Shelf Registration" -- a registration pursuant to a Registration Statement which provides for the sale of the Registrable Shares included therein from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, but shall not provide for an underwritten registration.

        "Tax" -- any tax (including any income tax, capital gains tax, value-added tax, sales tax, business and occupation tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

        "Tax Basis" -- the preparation of the Company's financial statements on an income tax basis of accounting consistently applied.

        "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.


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2.      SALE AND TRANSFER OF SHARES; CLOSING.

        2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

        2.2 Purchase Price. Subject to Section 6.6, the purchase price (the "Purchase Price") for the Shares shall be Two Hundred Twenty Five Thousand (225,000) shares of Buyer Common Stock.

        2.3 Closing. The stock exchange (the "Closing") provided for in this Agreement will take place at the offices of Lasher, Holzapfel, Sperry & Ebberson, PLLC, 2600 Two Union Square, 601 Union Street, Seattle, Washington 98101-4000, upon satisfaction of the conditions of closing set forth in sections 7 and 8 below, and shall be on (a) a date and at a time agreed to by the parties, or (b) a date and at a time determined by Buyer on three (3) days advance notice to Seller. In no event will Closing be later than December 15, 2000, effective as of 11:59 p.m. (pacific time) on the Closing Date.

        2.4 Closing Obligations. At the Closing:

            (a) Seller will deliver to Buyer:

                (i) Certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers),

                (ii) Goodwill and Noncompetition Agreement in the form of
Exhibit 2.4(a)(ii) executed by Seller and the Buyer (collectively, the "Noncompetition Agreement"),

                (iii) Release Agreement in substantially the form of Exhibit 2.4(a)(iii) hereto;

                (iv) Original minute book for the Company; and

            (b) Buyer will deliver to Seller:

                (i) A Certificate representing one-half (1/2) of the Purchase Price. Buyer shall prepare, and shall hold pursuant to Seller's pledge and grant of security interest in Section 10 below, a second certificate for the other one-half (1/2) of the Purchase Price, which certificate shall bear a legend that indicates it is subject to the provisions of Section 10 hereof. In addition, each certificate shall bear a legend identifying it as "restricted securities" under the Securities Act.

                (ii) The Noncompetition Agreement, executed by Buyer and the Seller.

            (c) Other deliveries:

               (i) Neal, Gerber & Eisenberg will execute and deliver to Buyer a legal opinion in substantially the form of Exhibit 2.4(c)(i), subject to reasonable assumptions, qualifications and exceptions,

                (ii) Lasher Holzapfel Sperry & Ebberson will execute and deliver to Seller a legal opinion in substantially the form of Exhibit 2.4(c)(iii), subject to reasonable assumptions, qualifications and exceptions.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows, each of which representations and warranties shall be accurate in all material respects as of the date of this Agreement and as of the Closing
Date:

        3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct the Business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to


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perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Seller has delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

        3.2 Authority; No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights. Upon the execution and delivery by Seller of the Seller Releases and the Noncompetition Agreements (collectively, the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and to perform its obligations under this Agreement and the Seller's Closing Documents.

            (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholder of the Company, (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the reasonable right to challenge any of the Contemplated Transactions or to reasonably exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Seller, or any of the assets owned or used by the Company, may be subject, (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the reasonable right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Business of, or any of the assets owned or used by, the Company, (iv) cause Buyer or the Company to become subject to, or to become liable for the payment of any Tax, (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the reasonable right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, or (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

            (c) Except as set forth in Part 3.2 of the Disclosure Letter, neither Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions (insofar as the Contemplated Transactions relate to the Seller or the Company).

        3.3 Capitalization. The authorized equity securities of the Company consist of one thousand (1,000) shares of common stock, of which one hundred
(100) shares are issued and outstanding and constitute the Shares. Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. No legend, other than one related to the Securities Act, or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act of 1933, or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        3.4 Financial Statements. Seller has delivered to Buyer: a balance sheet of the Company as of November 15, 2000 (the "Balance Sheet") and income statement and statement of changes in stockholder's equity for the period beginning June 1, 2000 to the date of the Balance Sheet. Except as set forth in
Section 3.4 of the Disclosure Letter, such financial statements (a) have been prepared in all material respects on a basis in accordance


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with generally accepted accounting principles, and (b) fairly present in all material respects the financial condition and the results of operations and changes in stockholder's equity of the Company as at the respective dates of and for the period referred to in such financial statements; and the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required to be included in the financial statements of the Company.

        3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute book of the Company contains accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. Notwithstanding the foregoing, such books and records may not contain any or all of the results or records of any or all of the casual meetings held during which routine daily decisions are made. At the Closing, all of those books and records will be in the possession of the Company.

        3.6 Title to Properties; Encumbrances. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances.

        3.7 Condition and Sufficiency of Assets. The equipment and other assets of the Company are sufficient for the continued conduct of the Company's Business after the Closing in substantially the same manner as conducted prior to the Closing.

        3.8 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list will be updated as of the Closing Date, and which list will set forth the aging of such Accounts Receivable.

        3.9 Inventory. [INTENTIONALLY OMITTED]

        3.10 No Undisclosed Liabilities. Except as set forth in Part 3.10 of the Disclosure Letter, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

        3.11 Taxes. Except as set forth on Schedule 3.11, no Tax Returns are or were required to be filed by or with respect to the Company during the period of its business operations, pursuant to applicable Legal Requirements. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

        3.12 S-Corporation. The Company has not elected to be treated as an "S" Corporation at any time during its existence. There are no facts or circumstances that would cause the election of such "S" Corporation status.


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        3.13 Employee Benefits. The Company has no employees or employee benefit plans. There is no sharing agreement for employee or employee benefit plan expenses that will require any payment by the Company after the date of this Agreement.

        3.14 Compliance with Legal Requirements; Governmental Authorizations.

            (a) Except as set forth in Part 3.14 of the Disclosure Letter (i) the Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its Business or the ownership or use of any of its assets, (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time)
(A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) could reasonably give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, and (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the Business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter, (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

            (c) The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its Business in the manner it currently conducts and operates such Business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

        3.15 Legal Proceedings; Orders.

            (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding (i) that has been commenced by or against the Company or that otherwise relates to or may affect the Business of, or any of the assets owned or used by, the Company, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions (insofar as the Contemplated Transactions relate to the Seller or the Company). To the Knowledge of Seller and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may reasonably give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the Business, operations, assets, or condition of the Company.


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            (b) Except as set forth in Part 3.15 of the Disclosure Letter (i)
there is no Order to which the Company, or any of the assets owned or used by the Company, is subject, (ii) there is no Order that relates to the Business of, or any of the assets owned or used by, the Company, and (iii) to the Knowledge of Seller no employee of the Business is subject to any Order that prohibits such employee from engaging in or continuing any conduct, activity, or practice relating to the Business.

        3.16 Absence of Certain Changes and Events. Except as set forth in Part
3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Company has conducted its Business only in the Ordinary Course of Business and there has not been any:

            (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; or grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock,

            (b) amendment to the Organizational Documents of the Company,

            (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee,

            (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Plans for or with any employees of the Company,

            (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole,

            (f) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least Five Thousand Dollars ($5,000.00) other than in the Ordinary Course of Business,

            (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the intellectual property assets of the Company,

            (h) cancellation or waiver of any claims or rights with a value to the Company in excess of Five Thousand Dollars ($5,000.00),

            (i) material change in the accounting methods used by the Company, or

            (j) agreement, whether oral or written, by the Company to do any of the foregoing.

        3.17 Contracts; No Defaults.

            (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

                (i) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves performance of services or delivery of goods or materials by or to the Company of an amount or value in excess of Five Thousand Dollars ($5,000.00),


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                (ii) each Applicable Contract that was not entered into in the
Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of Five Thousand Dollars ($5,000.00),

                (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Five Thousand Dollars ($5,000.00) and with terms of less than one year),

                (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the intellectual property assets of the Company,

                (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees,

                (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person,

                (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person,

                (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods,

                (ix) each power of attorney that is currently effective and outstanding,

                (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages,

                (xi) each Applicable Contract for capital expenditures in excess of Five Thousand Dollars ($5,000.00),

                (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business, and

                (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

            (b) Except as set forth in Part 3.17(b) of the Disclosure Letter, Seller (and no related person of Seller) has not or may not acquire any rights under, and Seller has not or may not become subject to any obligation or liability under any Contract that relates to the Business of, or any of the assets owned or used by, the Company, and

            (c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally.

            (d) Except as set forth in Part 3.17(d) of the Disclosure Letter:

                (i) the Company is, and at all times has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound,

                (ii) each other Person that has or had any material obligation or material liability under any Contract under which the Company has or had any rights is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract,

                (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may reasonably contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to reasonably declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, and

                (iv) the Company has given to or received from any other Person, at any time any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

            (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Seller and the Company, no such Person has made written demand for such renegotiation.

            (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

        3.18 Insurance. Part 3.18 of the Disclosure Letter sets forth a list of all of the Company's existing insurance policies, the premiums therefore and the coverage of each policy.

        3.19 Environmental Matters. Except as disclosed in Part 3.19 of the Disclosure Letter, the Company has obtained all applicable permits, licenses and other authorizations required under any Legal Requirement or Order relating to pollution or protection of the environment, and Legal Requirement or Order relating to or imposing liability or standards on conduct concerning any emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials, hazardous substances or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes including, without limitation, the Comprehensive Environmental Response Act, Compensation and Liability Act, Resource Conservation and Recovery Act, Solid Waste Disposal Act, and any so-called "Superfund" or "Superlien" law, ("Environmental Laws"). The Company is now and at all times has been in material compliance with all terms and conditions of such required permits, licenses and authorizations and is also in material compliance with all other conditions, standards, requirements and obligations contained in the Environmental Laws. Neither the Company, nor anyone else, has ever discharged, released or emitted materials that would create liability upon the Company under the Environmental Laws. Except as disclosed in Part 3.19 of the Disclosure Letter, the Company is not aware of, nor to the Company's actual knowledge, has the Company received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may materially interfere with or prevent the Company's continued compliance with or which may give rise to any liability of the Seller under any Environmental Laws, or any releases or threatened releases of hazardous substances, pollutants or contaminants from or onto any property owned or leased by the Company, except for any liability or release which would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial conditions of the Company.

        3.20 Employees. The Company has never had employees, however, employees of the Seller identified in Section 7.7 herein have performed and do perform services for the Company, and the following provisions apply to those employees (for purposes of this section "employee or employees"):

            (a) Seller will deliver to Buyer a complete and accurate list of the following information for each such employee of the Company, including each person on leave of absence or layoff status: name; job title; current compensation paid or payable (which shall not be adjusted after the date of this Agreement other than in the Ordinary Course of Business); vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Seller's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock, ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any director plan, including a detailed description of applicable benefit plans.

            (b) To Seller's Knowledge, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its Business, including any Proprietary Rights Agreement with Seller or the Company by any such employee or director. To Seller's Knowledge and except as contemplated by this Agreement, no key employee of the Business intends to terminate his employment with the Seller.

        3.21 Labor Relations; Compliance. There has not been, there is not presently pending or existing, and to Seller's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

        3.22 Intellectual Property. The Company has the right to use each copyright, trademark, trade name, service mark, patent, franchise, or other rights listed in Part 3.22 of the Disclosure Letter, and except as otherwise set forth therein, all of said rights are, and will be on the Closing Date, free and clear of all royalty obligations, security interests, liens, restrictions and claims of any kind. The Seller does not have any Knowledge of any pending claims or demands of any infringement by said rights asserted against the Company by infringement by any other party. The Seller does not have any Knowledge of any conflicting use of any of such rights.

        3.23 Certain Payments. The Company or, to Seller's Knowledge, any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has not directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or
(iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

        3.24 Customers and Suppliers. Part 3.24 of the Disclosure Letter contains a list of the customers of the Company (the "Customers") and the suppliers of the Company (the "Suppliers") for the period from the inception of the Company through the date of this Agreement. The Seller does not have any Knowledge as of the date hereof of any termination or cancellation of, or any modification or change in, the business relationship of the Company with any Customers or Suppliers or any existing condition or state of facts or circumstances, except general economic conditions affecting businesses generally and competitive conditions affecting the Business generally, which has affected adversely or will adversely affect in any material way the Business of the Company with the Customers or the Suppliers or has prevented or will prevent such business from being carried on by the Company after the Closing in essentially the same manner as currently carried on.

        3.25 Products Liability. There exist no claims nor have any claims been threatened against the Company for injury to person or property or any third parties suffered as a result of the sale of any products sold by the Company prior to the date of this Agreement. The Seller on behalf of the Company has, and on the Closing Date will have, full and adequate insurance coverage for potential products liability claims against it. Unless a policy is a claims made type policy, the Seller is not obligated to keep it in effect after the Closing Date. Seller will exercise its Best Efforts to add the Buyer as a named insured to any policy that remains in effect after the Closing Date.

        3.26 Warranties. Part 3.26 of the Disclosure Letter attached hereto sets forth a true and complete description of the terms of all warranties issued by the Company and still in effect, or that will be in effect as of the Closing Date.

        3.27 Relationships With Related Persons. Except as set forth in Part
3.27 of the Disclosure Letter, Seller nor any related person of Seller nor of the Company does not have, or has not had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Business. Seller nor any related person of Seller nor of the Company does not own, or has not owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company. Except as set forth in Part 3.27 of the Disclosure Letter, Seller nor any related person of Seller or of the Company is not a party to any Contract with, or has any claim or right against, the Company.

        3.28 Brokers Or Finders. Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Seller will indemnify and hold Buyer harmless from any such payment alleged to be due by or through Seller as a result of the action of Seller or its officers or agents.

        3.29 Disclosure. None of the information and documents which have been or may be furnished by the Company or any Representatives of the Company to the Buyer, or any of its Representatives in connection with the transactions contemplated hereby, or in or pursuant to this Agreement, or in connection with the Buyer's and its Representative's review of the Business of the Company, is or will be materially false or misleading or contains or will contain any material misstatement of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

        3.30 Investment Representations.

            (a) Knowledge and Experience. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of the shares the Buyer Common Stock pursuant to this Agreement (the "Buyer Shares"). Seller recognizes that the acquisition of the Buyer Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in the investment in that (i) it may not be able to liquidate the investment in the event of an emergency, (ii) transferability is restricted, and (iii) it could sustain a complete loss of its entire investment.

            (b) Financial Resources. Seller has sufficient financial resources to be able to bear the risk of its investment in the Buyer Shares.

            (c) Opportunity for Information. Seller has either spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of the Buyer for the purpose of asking questions of, and receiving answers and information from, such representatives concerning Buyer and Seller's acquisition of the Buyer Shares. All such questions have been answered to Seller's full satisfaction. Seller also acknowledges receipt of copies of Buyer's annual report on Forms 10-KSB for the fiscal year-ended March 31, 2000, quarterly reports on Form 10-QSB for the fiscal quarters ended June 30, 2000 and September 30, 2000, and any current reports on Form 8-K filed since March 31, 2000, as filed from time to time with the SEC (collectively, the "Buyer SEC Documents"), copies of which are available via the SEC's website at www.sec.gov.

            (d) Investment Intent. Seller is acquiring the Buyer Shares for its own account for investment purposes and not with a view toward the sale or distribution of all or any part of the Buyer Shares, and no one other than Seller has any beneficial interest in the Buyer Shares. Seller understands that the Buyer Shares are being offered pursuant to an exemption under the Securities Act that depends on, among others, the bona fide nature of Seller's investment intent. Notwithstanding anything in this subsection to the contrary, Seller may make distributions of the Buyer Shares to not more than seven (7) creditors of Seller; provided that no such distribution will occur unless and until the proposed distributee acknowledges and agrees to be subject to this Section 3.30.

            (e) Status of Buyer Shares. Seller understands that the Buyer Shares are not currently registered under the Securities Act or under any state securities law. Seller understands that because the Buyer Shares have not been registered, the Buyer Shares cannot be sold unless the Buyer Shares are subsequently registered or an exemption from registration is available. Seller understands that the Buyer will be issuing the Buyer Shares to Seller in reliance on exemptions from the registration requirements of the Securities Act and state securities law that are available only if the Buyer Shares are not being offered to the public. Seller understands that the Buyer Shares may not be sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from registration and an opinion of counsel satisfactory to Buyer that such registration is not required.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows, each of which representations and warranties shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date:

        4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington.

        4.2 Authority; No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Noncompetition Agreement (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

            (b) Except as set forth in Part 4.2 of the Disclosure Letter, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will reasonably give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer's Organizational Documents, (ii) any resolution adopted by the board of directors or the stockholders of Buyer, (iii) any Legal Requirement or Order to which Buyer may be subject, or (iv) any Contract to which Buyer is a party or by which Buyer may be bound. Except as set forth in Section 4.2 of the Disclosure Letter, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

        4.4 Brokers Or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

        4.5 Valid Issuance. The Buyer Common Stock to be issued pursuant to this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

        4.6 SEC Filings; Financial Statements.

            (a) Buyer has made available to Seller through public data bases accurate and complete copies of Buyer's Form 10-KSB for its fiscal year ended March 31, 2000, Buyer's Form 10-QSB for its fiscal quarter September 30, 2000, all proxy statements and related materials for Buyer's most recent annual meeting of stockholders, and all Forms 8-K filed by Buyer with the SEC since March 31, 2000 (the "Buyer SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Buyer SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein.

            (b) The consolidated financial statements contained in the Buyer SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes of the financial statements and (in the case of unaudited statements) as permitted by Form 10-Q, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Buyer and its subsidiaries, if any, as of the respective dates thereof and the consolidated results of operations of Buyer and its subsidiaries, if any, for the periods covered thereby.

5.      COVENANTS OF SELLER.

        5.1 Assistance and Information. Between the date of this Agreement and the Closing Date, Seller will (a) use commercially reasonable efforts to provide information to and assist Buyer in order to transition the Business to Buyer on the Closing Date and complete the Contemplated Transactions, and (b) provide Buyer with information concerning gross sales, operating expenses and additional financial, operating, and other data and information as Buyer may reasonably request. The parties ratify and confirm their obligations under that certain Mutual Nondisclosure Agreement, dated as of September 12, 2000 (the "Confidentiality Agreement"), between Buyer and Seller, and the confidentiality provisions of the letter of intent signed by them on November 6, 2000, and all that information provided under clause (b) hereof will be subject thereto.

        5.2 Operation of the Businesses of the Company. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to (a) conduct the business of the Company only in the Ordinary Course of Business, (b) use its Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company, (c) confer with Buyer concerning operational matters of a material nature, and (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company. Seller shall transfer free and clear of all liens and encumbrances all of the equipment used by the Company in its operations prior to the Closing Date.

        5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

        5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by

Legal Requirements to make in connection with the Contemplated Transactions, and
(b) cooperate with Buyer in obtaining all consents identified in Part 4.2 of the Disclosure Letter.

        5.5 Notification. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties, as of the date of this Agreement, or if Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; provided, however, that such notice shall not constitute a waiver of such Breach by Buyer. During the same period, Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

        5.6 Payment of Indebtedness by Related Persons. Seller will cause all indebtedness owed to the Company by Seller or to the Seller by the Company, or with any related person of Seller to be paid in full prior to Closing.

        5.7 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Seller will not, and will cause the Company and each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or, consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

        5.8 Best Efforts. Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.      COVENANTS OF BUYER.

        6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and
(ii) cooperate with Seller in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

        6.2 Best Efforts. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

        6.3 Notification. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; provided, however, that such notice shall not constitute a waiver of such Breach by Seller. During the same period, Buyer will promptly notify Seller of the occurrence of any Breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely; provided, however, that such notice shall not constitute a waiver of such Breach by Seller.

        6.4 DAS License. From the Closing Date until the earlier to occur of (i) the disposition of substantially all of Seller's assets or (ii) Seller's dissolution, Seller (but no successor thereto) shall continue to have the royalty-free right to use the DAS technology in substantially the same manner as such technology is currently used by Seller. Buyer hereby acknowledges that Seller is currently negotiating to sell substantially all of its assets, excluding the Shares, to a third-party purchaser, and, in connection therewith, the third-party purchaser has required the Seller and/or the Company to grant a perpetual license (the "License") to (i) use the Company's DAS technology ( including the right to acquire, subject to clause z below, new releases and any other upgrades or enhancements of the DAS technology) for internal purposes in all markets, (ii) resell up to 50 copies of the DAS technology to manufacturers or distributors of such third-party purchaser. Seller hereby covenants to (i) provide the specific terms of the License (and all draft license agreements) to Buyer for Buyer's review and comment and (ii) permit Buyer to participate fully in all negotiations regarding the License. Buyer hereby agrees to honor, and cause the Company to honor, the License; provided that (x) neither it nor any of the 50 resales are assignable, (y) the third-party purchaser and resellers are required to sign a license and use agreement mutually agreed to by them that MUST include provisions reasonably necessary to protect the Buyer's interests in the DAS technology, and (z) the third-party purchaser and resellers are required to pay license fees, upgrade fees and consulting fees in amounts reasonably agreed to by them.

        6.5 Shelf Registration.

            (a) After the Closing Date, Buyer shall (i) file a Registration Statement with the SEC (on any form which Buyer shall deem appropriate) to effect a Shelf Registration of all of the Registrable Shares and (ii) use its Best Efforts to cause such Registration Statement to be declared effective by the SEC on or prior to the six month anniversary of the Closing Date.

            (b) Buyer agrees to use its Best Efforts to keep the Registration Statement filed pursuant to this Section continuously effective and usable by a holder of Registrable Shares for the resale of such holder's Registrable Shares included therein for a period ending on the earlier of (i) two years from the Closing Date, (ii) such date as all of the Registrable Shares held by such holder included therein are tradeable without restriction under the applicable rules and regulations under the Securities Act, during any three-month period pursuant to Rule 144, including without limitation the volume and other limitations set forth in Rule 144(e), and (iii) the first date on which all such holder's Registrable Shares covered by the Shelf Registration have been sold pursuant to the Registration Statement.

            (c) It shall be a condition precedent to the obligations of Buyer to take any action pursuant to this Section that each holder of Registrable Shares shall furnish to Buyer such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of the Registrable Shares as shall be required to effect the registration of the its Registrable Shares . If any such information with respect to any holder of Registrable Shares is not furnished prior to the filing of the Registration Statement, Buyer may exclude such holder's shares from the Registration Statement. Each holder of Registrable Shares shall use its reasonable best efforts to cooperate with the Buyer in connection with the Registration Statement.

            (d) Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not be required to file a Registration Statement or cause it to be declared or maintained effective at a time (y) when the Buyer, in the good faith judgement of its board of directors shall determine that any offering of the Registrable Shares would impede, delay or otherwise interfere with any pending or contemplated acquisition or other material transaction involving Buyer or (z) when Buyer is in possession of material information which, in the good faith judgment of Buyer's board of directors, if disclosed in a Registration Statement, would be materially harmful to the interests of Buyer and its holders (any such period in clauses (y) or (z) is referred to as a "Delay Period"). A Delay Period shall commence on and include the date that Buyer gives written notice (such notice referred to herein as the "Delay Notice") to Seller that it is not required to file a Registration Statement or cause it to be declared or maintained effective pursuant to the provisions of this Section 6.5 and shall end on the date when Seller is advised in writing by Buyer that the current Delay Period is over (it being understood that Buyer shall give such notice to Seller promptly upon making the determination that the Delay Period is over); provided; however, that Buyer shall not be entitled to Delay Periods having durations that exceed 45 days in the aggregate during any calendar year. Seller shall cease all disposition efforts with respect to shares held by it immediately upon receipt of a Delay Notice.

            (e) In connection with the registration obligations of Buyer pursuant to and in accordance with this Section 6.5 (and subject to Buyer's rights and each holder's obligations under this Section 6.5), Buyer will use its Best Efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended methods of distribution thereof, and pursuant thereto Buyer shall:

                      (i) before filing with the SEC any Registration Statement or Prospectus, Buyer shall furnish to one counsel selected by (and whose fees and expenses shall be borne by) the holders of a majority of the Registrable Shares covered by such Registration Statement drafts of all such documents proposed to be filed with the SEC and provide such counsel with a reasonable opportunity to review such documents and comment thereon with regard to information contained therein regarding such holders, the Registrable Shares held by them, and the intended method of disposition of the Registrable Shares. Such counsel shall conduct its review and deliver its comments, if any, to Seller as expeditiously as possible;

                      (ii) notify each holder of Registrable Shares that are included in a Registration Statement (1) when a Prospectus or any supplement or amendment has been filed and, with respect to a Registration Statement or post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information regarding such holder, (3) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or other documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Except during any Delay Period, upon the occurrence of any event contemplated by Section 6.5(e)(ii)(2) or 6.5(e)(ii)(4), Buyer shall prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each holder of Registrable Shares agrees that immediately upon receipt of notice of any event contemplated by this Section 6.5(e)(ii), it will immediately cease (until such time as the circumstances described in the notice terminate) all disposition efforts with respect to Registrable Shares held by it and shall return to Buyer all copies of such the Prospectus in the possession of such holder (it being agreed that Rule 144 sales shall not be prohibited by this subsection);

                      (iii) shall cause all Registrable Shares covered by the Registration Statement to be listed on each securities exchange and included in the over-the-counter market, if any, on which similar securities issued by Buyer are then listed or traded;

                      (iv) except during any Delay Period, upon the occurrence of any event contemplated by Section 6.5(e)(ii) above, prepare a supplement or post-effective amendment to each Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                      (v) in connection with any disposition of any Registrable Shares by a holder thereof pursuant to an effective Registration Statement and Prospectus, reasonably cooperate with such holder to cause the removal of the restrictive legend referencing the Securities Act from the stock certificates for such Registrable Shares being sold.

            (f) Whether or not the Registration Statement becomes effective, the Buyer shall pay all costs, fees and expenses incident to the Buyer's performance of or compliance with its obligations under this Section including, without limitation, (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or Blue Sky laws, (iii) printing expenses (including expenses of printing of a reasonable number of Prospectuses for use by the holders of Registrable Securities included in such Registration Statement), (iv) fees and disbursements of counsel and independent certified public accountants of the Buyer and all other Persons retained by the Buyer in connection with the Registration Statement (but not the fees and disbursements of counsel for holders of Registrable

Securities pursuant to Section 6.5(e)(i) above). Notwithstanding the foregoing, any discounts, commissions, underwriting or advisory fees, brokers' fees or fees of similar securities industry professional will be payable by such holders of Registrable Shares and the Buyer will have no obligation to pay any such amounts.

            (g) In connection with any Registration Statement effected pursuant to this Agreement:

                      (i) To the extent permitted by law, Buyer will indemnify each holder of Registrable Shares included in such Registration Statement and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities or expenses, joint or several, or actions in respect thereof ("Claims") to which each such indemnified party may become subject under the Securities Act, insofar as such Claims arise out of or are based upon (X) any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or Prospectus or (Y) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; provided, however, that Buyer shall not be liable in any such case to the extent such Claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to Buyer by or on behalf of such holder or controlling person specifically for use in the preparation of such Registration Statement or Prospectus. In addition, notwithstanding the foregoing, the indemnification obligations of Buyer under this Section 6.5(g)(i) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld).

                      (ii) To the extent permitted by law, each selling holder of Registrable Shares shall indemnify Buyer, each of its directors, each of its officers who has signed such Registration Statement, each person, if any, who controls Buyer within the meaning of Section 15 of the Securities Act, any other holder selling Registrable Shares in such Registration Statement and any controlling person of any other holder, against any Claims to which each such indemnified party may become subject under the Securities Act, insofar as such Claims arise out of or are based upon (X) any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement or Prospectus or (Y) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; in each case to the extent (and only to the extent) that such Claim occurs in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such Registration Statement or Prospectus. The indemnity obligations under this Section 6.5(g)(ii) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld.

            (h) Buyer hereby covenants that, from and after the Closing Date, it will file in a timely manner all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, to enable the holders of Registrable Shares to sell its Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

            (i) Seller may assign its rights and obligations under this Section to any transferee or transferees of the shares of Buyer Common Stock issued to Seller pursuant to this Agreement; provided, that the Buyer is, promptly after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and provided, further, that such transferee agrees to be bound by all obligations of a holder of Registrable Shares set forth in this Section 6.5.

            (j) Each holder of Registrable Shares shall have the right to specific performance by the Company of the provisions of this Section 6.5. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by any holder of Registrable Shares.

        6.6 Employee Shares. In connection with and in partial consideration for the agreement of each of the persons listed in Section 7.9 below to accept employment with Buyer, Buyer covenants to issue an aggregate of 25,000 shares of Buyer Common Stock divided, at Buyer's discretion, among such persons listed in
Section 7.9 who accept employment with Buyer, which shares shall not be subject to any vesting or forfeiture conditions. Prior to each such issuance and as a condition to Buyer's obligations under this Section 6.6, each such employee shall be required to make certain representations and warranties to Buyer to enable Buyer to issue the shares to such person in reliance on exemptions from the registration requirements of the Securities Act (such as Section 4(2)) and applicable state securities law. If the Buyer does not issue all of the Employee Shares to such individuals within one hundred eighty (180) days of the Closing Date, Buyer shall issue all remaining Employee Shares to the Seller.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

        7.1 Accuracy of Representations. All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

        7.2 Seller's Performance.

            (a) All of the covenants and obligations that Seller are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

            (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in
Section 5 must have been performed and complied with in all respects.

        7.3 Consents. Each of the Consents identified in subparts and of Part
3.2 of the Disclosure Letter, and each Consent identified in Part 4.2 of the Disclosure Letter, must have been obtained and must be in full force and effect.

        7.4 Additional Documents. Seller shall deliver or cause to be delivered to Buyer such other documents as Buyer may reasonably request for the purpose of
(a) evidencing the accuracy of any of Seller's representations and warranties,
(b) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (c) evidencing the satisfaction of any condition referred to in this Section 7, or (d) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

        7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

        7.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Buyer, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

        7.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

        7.8 Due Diligence. [INTENTIONALLY OMITTED]

        7.9 Key Employees. The following employees of the Seller shall agree to accept employment with the Buyer on terms and conditions acceptable to the
Buyer: Tom Wynne, Ernie Friesen, Mike Arthur and Maureen Christiansen.

8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

        8.1 Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

        8.2 Buyer's Performance.

            (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

            (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4.

        8.3 Consents. Each of the Consents identified in Subpart of Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

        8.4 Additional Documents. Buyer shall deliver or cause to be delivered to Seller such other documents as Seller may reasonably request for the purpose of (a) evidencing the accuracy of any representation or warranty of Buyer, (b) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (c) evidencing the satisfaction of any condition referred to in this Section 8, or
(d) otherwise facilitating the consummation of any of the Contemplated Transactions.

        8.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.      TERMINATION.

        9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

            (a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived or cured within five (5) days after the receipt of notice of such Breach from the non-breaching party,

            (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller have not waived such condition on or before the Closing Date,

            (c) by mutual consent of Buyer and Seller, or

            (d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 15, 2000, or such later date as the parties may agree upon.

        9.2 Effect of Termination. Each party's right of termination under
Section 9.1 is in addition to any other rights and remedies it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

10.     INDEMNIFICATION; REMEDIES.

        10.1 Survival; Right to Indemnification not affected by Knowledge. Subject to the next sentence, all representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Sections 2.4(a)(v) and 2.4(b)(ii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations. Except with respect to
Section 6.5, neither Buyer nor Seller shall be liable hereunder unless written notice of the indemnification claim is given by the indemnified party to the indemnifying party within twelve (12) months after the Closing Date.

        10.2 Indemnification and Payment of Damages by Seller. Seller will indemnify and hold harmless Buyer, the Company, and its respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons"), for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

            (a) any Breach of any representation or warranty made by Seller in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Seller pursuant to this Agreement,

            (b) any Breach by Seller of any covenant or obligation of Seller in this Agreement,

            (c) any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date,

            (d) any liability or obligation of the Company arising from or accruing from the operation of the Company prior to the Closing Date, not on the Company's November 15, 2000 balance sheet or incurred in the Ordinary Course of Business thereafter (whether known or unknown and whether absolute, accrued, contingent, or otherwise),

            (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Company (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.


        10.3 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Seller, and its Representatives, stockholder, and affiliates (collectively, the "Seller Indemnified Persons") and will pay to the Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

            (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,

            (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement,

            (c) any liability or obligation of the Company arising from or accruing from the operation of the Company by Buyer subsequent to the Closing Date, and

            (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

        10.4 Procedure for Indemnification-Third Party Claims.

            (a) Promptly after receipt by an indemnified party under Section
10.2 or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

            (b) If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty (30) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

            (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

            (d) Seller and Buyer hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on Seller with respect to such a claim anywhere in the world.

            (e) Each of Seller and Buyer shall make a good faith attempt to seek indemnification from any third parties, including insurers, who may be liable upon any claims made against Seller or Buyer and for which the other party would be liable under this Section 10. To the extent either party indemnifies the other party for claims upon which third parties, including insurers, may be liable, the indemnified party shall, to the extent permissible, subrogate to the indemnifying party its rights with respect to such claims.

        10.5 Limitations on Liability. Notwithstanding anything in Section 10 to the contrary, neither party shall have any indemnification obligation hereunder unless and until the aggregate amount of all Damages exceeds $25,000 (the "Deductible"), at which time the Indemnified Persons shall be entitled to indemnification for the full amount of such Damages in excess of the Deductible. Notwithstanding anything contained in this Agreement, the aggregate liability of any party under this Section 10 shall not exceed the value (as determined pursuant to Section 10.7) of the 50% of the shares of Buyer Common Stock received by Seller pursuant to this Agreement (it being agreed that in no event shall Seller be required to deliver to all Buyer Indemnified Persons in the aggregate pursuant to this Section 10 a number of shares of Buyer Common Stock which exceeds 50% of the shares of Buyer Common Stock received by Seller pursuant to this Agreement).

        10.6 Legend. Seller understands that the certificates representing 50% of the shares of Buyer Common Stock received by Seller pursuant this Agreement (the "Subject Shares") shall bear a legend on the reverse to the effect that the shares of Buyer Common Stock represented by such certificate are subject to this
Section 10. On the 12-month anniversary of the Closing Date, so long as no reasonable claims are pending hereunder, Buyer shall cause its transfer agent to issue to Seller (or its assignees) one or more certificates evidencing the Subject Shares free and clear of the foregoing legend. If on the 12-month anniversary of the Closing Date, one or more reasonable claims are pending pursuant to Section 10.2 (a), the foregoing legend shall remain on the number of Subject Shares reasonably necessary to satisfy such claim until such claim is resolved with finality (at which time Buyer shall cause its transfer agent to issue unlegended certificates to Seller to the extent resolved in favor of Seller) and (b) Buyer shall be required to cause its transfer agent to issue to Seller (or its assignees) one or more certificates evidencing all of the Subject Shares not described in the forgoing clause (a) free and clear of the foregoing legend.

        10.7 Payment of Damages; Value of Buyer Common Stock. All Damages, if any, which may become due to from Seller to a Buyer Indemnified Person shall be payable by delivery of shares of Buyer Common Stock. Seller hereby pledges and grants to Buyer a security interest in the certificates representing one-half (1/2) of the Purchase Price to secure Buyer's indemnification obligations under this Section 10, which pledge shall terminate at such time as Buyer is obligated hereunder to deliver unlegended certificates for the pledged shares. For purposes of this Section 10, the Buyer Common Stock shall be valued at the average of the closing prices of the Buyer Common Stock as reported by the Nasdaq for the 30 trading days ending on the date upon which it is determined with finality that Damages are payable to a Buyer Indemnified Person.

        10.8 Exclusivity. The parties hereto agree that, from and after the Closing Date, with respect to any Breach or violation of any representation or warranty or any covenant, obligation or other term set forth in this Agreement, the only relief available to the party indemnified for such Breach in respect of such Breach shall be (a) Damages, but only to the extent properly claimable hereunder as may be limited pursuant to this Section 10; (b) specific performance if a court of competent jurisdiction in its discretion grants the same; or (c) injunctive relief or declaratory relief if a court of competent jurisdiction in its discretion grants the same.


11.     GENERAL PROVISIONS.

        11.1 Expenses, Taxes. Buyer and Seller shall pay their own respective expenses and the fees and expenses of their respective counsel and accountants and other experts. Seller shall bear all transfer taxes, gains taxes, recording taxes and similar taxes payable or determined to be payable in connection with the execution, delivery and performance of this Agreement and the transfer of the Shares contemplated hereby.

        11.2 Survival of Representations and Warranties, Etc. [INTENTIONALLY OMITTED]

        11.3 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by any party hereto at or before the Closing Date of any condition to its obligations hereunder which is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representation, warranty, covenant or agreement contained in this Agreement.

        11.4 Assignments, Successors, and no Third-Party Rights. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        11.5 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after deposit by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

               (a)    If to the Buyer, to   Charles R. Osenbaugh
                                            Timeline, Inc.
                                            3055 112th Avenue NE, Suite 106
                                            Bellevue, WA   98005

                      With a copy to        Richard Hack, Jr.
                                            Lasher, Holzapfel, Sperry & Ebberson
                                            601 Union Street, Suite 2600
                                            Seattle, Washington, 98101-4000

               (b) If to the Seller, to Neal, Gerber & Eisenberg Attention: Ross D.
                                            Emmerman 2 North La Salle Street,
                                            Suite 2100 Chicago, IL 60602

or to such other address as such party shall have specified by notice to the other party hereto.

        11.6 Entire Agreement. This Agreement (including the schedules, exhibits and attachments hereto) constitutes the entire agreement and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and cannot be changed or terminated orally; provided that the confidentiality provisions of the letter of intent between the parties signed on November 6, 2000 and the Confidentiality Agreement shall survive until the Closing Date.

        11.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

        11.8 Governing Law; Venue. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Washington, without giving effect to the choice of law principles thereof. Venue for any action under this Agreement shall lie in King County, Washington.

        11.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

        11.10 Public Announcements. The parties shall not make any public announcement regarding the Contemplated Transaction without the prior party's written approval of the announcement, which in the case of the Seller, shall not be unreasonably withheld.

        11.11 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        11.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        11.13 Time Of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        11.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        11.15 Attorneys' Fees. If any party hereto resorts to legal process to enforce or construe any term of this Agreement or rights arising hereunder, the prevailing party will be entitled to recover its reasonable attorney' fees, costs and expensed incurred in connection with the proceeding.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


SELLER:                                BUYER:
ORALIS.COM, INC.                       TIMELINE, INC.

By:          /s/ Pierre Gallant        By:         /s/ Charles R. Osenbaugh
    --------------------------------      --------------------------------------
       Pierre Gallant, President               Charles R. Osenbaugh, President

                      EXHIBITS TO STOCK PURCHASE AGREEMENT


Exhibit 2.4(a)(ii)    Goodwill and Noncompetition Agreement

Exhibit 2.4(a)(iii)   Release Agreement

Exhibit 2.4(c)(i)     Legal Opinion of Neal, Gerber & Eisenberg

Exhibit 2.4(c)(iii)   Legal Opinion of Lasher Holzapfel Sperry & Ebberson